UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

GLENBOROUGH REALTY TRUST
INCORPORATED

(Exact name of Registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-14162 (Commission File Number)	94-3211970 (IRS Employer Identification No.)

400 South El Camino Real
Suite 1100
San Mateo, California 94402
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On December 3, 2004, Glenborough Realty Trust Incorporated and its joint venture partner decided to abandon its option to acquire land in Redwood City. Glenborough and its joint venture partner have been pursuing entitlements for a mixed use project known as Marina Shores Village on land known as Pete’s Harbor. The project received an approved EIR which was certified by the City and passed the Planning Commission earlier this year. A local citizens group placed a referendum on the November 2, 2004 ballot to overturn the City Council’s approval. The referendum passed by 54% to 46%. After review, the partnership has decided to abandon the option to acquire the Pete’s Harbor land. Glenborough’s basis in the option parcel is approximately $3.7 million. The Company will take a charge of $3.7 million or $0.11 per diluted common share during the fourth quarter relating to previously paid option payments and predevelopment costs for the option parcel.

     Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the December 7, 2004 press release.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
No.	Document
99.1	Press Release dated December 7, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED
Date: December 8, 2004	By:	/s/ Andrew Batinovich
Andrew Batinovich
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Document
99.1	Press Release dated December 7, 2004.